Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, R. Steven Hamner, certify that:
1)	I have reviewed this quarterly report on Form 10-Q/A of Medical Properties Trust, Inc.
2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 21, 2006	/s/ R. Steven Hamner

R. Steven Hamner
Executive Vice President and
Chief Financial Officer